UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2009 (February 13, 2009)

WYNDHAM WORLDWIDE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-32876	20-0052541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Seven Sylvan Way
Parsippany, NJ	07054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
SIGNATURE

ITEM 8.01	Other Events.

Wyndham Worldwide Corporation (the “Company”) intends to initiate an at-the-market equity sales program pursuant to a distribution agreement (the “Agreement”) with J.P. Morgan Securities Inc. (“J.P.Morgan”), under which the Company may offer and sell shares of its common stock from time to time up to an aggregate offering amount of $200 million. The Company expects to enter into the Agreement and file a prospectus supplement with the Securities and Exchange Commission in the near future.

Under the Agreement, the Company will designate the minimum price and maximum amount of common stock to be sold through J.P.Morgan on any given trading day or days, and J.P.Morgan would use its commercially reasonable efforts to offer such common stock on such dates, subject to certain conditions. Sales of common stock, if any, will be made under the Company’s effective shelf registration statement on Form S-3 by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or as otherwise agreed with J.P.Morgan. The Company may also agree to sell shares to J.P.Morgan, as principal for its own account, on terms agreed to by the parties.

The Company will not be obligated to sell and J.P.Morgan will not be obligated to buy any shares of common stock under the Agreement. No assurance can be given that the Company will sell any shares of common stock under the Agreement, or, if it does, as to the price or amount of common stock that it sells, or the dates when such sales will take place.

The Company intends to use the net proceeds from the sale of its common stock under the Agreement to repay borrowings under its revolving credit facility and for general corporate purposes.

Forward-looking statements

This report contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this report include statements relate to the Company’s intention to enter into the Agreement and sell common stock from time to time.

Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses and the trading price of our common stock on the New York Stock Exchange, as well as those risks described in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 10, 2008. Except for the Company’s obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

Date: February 13, 2009	By:	/s/ Virginia M. Wilson
Name: Virginia M. Wilson
Title: Chief Financial Officer